Exhibit 99.1
Unaudited Pro Forma Financial Information
On March 4, 2013, comScore, Inc., a Delaware corporation (the “Company” or “comScore”) and its wholly-owned subsidiary RSC The Quality Measurement Company (also known as ARSgroup), entered into a definitive Agreement for the sale of certain assets related to its ARS Non-Health Copy-Testing and Equity Tracking business (the "ARS Business") to MSW.ARS LLC, a Delaware Limited Liability company ("Buyer") (the “Asset Purchase Agreement”).
On March 15, 2013, the parties thereto further amended the Asset Purchase Agreement.
On March 18, 2013, the sale of the ARS Business contemplated by the Asset Purchase Agreement, as amended, was completed (the “Disposition”).
In connection with the Disposition, the Company will receive total proceeds of $1.0 million in cash, with $0.25 million received at closing on March 18, 2013 and $0.75 million placed in escrow, which will be received in three equal quarterly payments beginning June 30, 2013. In addition, the Company entered into a license agreement in which it will retain the right to use the necessary intellectual property to continue to provide the ARS Copy-Testing and Equity Tracking services to its Health related customers and will record an intangible asset based on the estimated fair value of the licensed intellectual property.
The following unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Disposition. The unaudited pro forma consolidated balance sheet at December 31, 2012 gives effect to the Disposition as if it had occurred on December 31, 2012. The unaudited pro forma consolidated balance sheet is derived from the audited financial statements of comScore at December 31, 2012. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 gives effect to the Disposition as if it had occurred on January 1, 2012. The unaudited pro forma consolidated statement of operations is derived from the audited historical financial statements of comScore as of and for the year ended December 31, 2012.
The unaudited pro forma consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements and related notes of comScore and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in comScore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 20, 2013. The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of comScore that would have been reported had the Disposition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the Company.

COMSCORE, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2012

	comScore, Inc.	ARS Business		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$61,764	$250	a	$62,014
Accounts receivable, net	68,348	(538)	c	67,808
Prepaid expenses and other current assets	8,877	750	b	9,627
Deferred tax assets	9,940	—		9,940
Total current assets	148,929	462		149,389
Property and equipment, net	31,418	(58)	c	31,360
Other non-current assets	414	—		414
Long-term deferred tax assets	12,065	—		12,065
Intangible assets, net	40,759	(485)	e	40,274
Goodwill	102,900	(365)	f	102,597
Total assets	$336,485	$(446)		$336,099
Liabilities and Equity
Current liabilities:
Accounts payable	$7,229	$—		$7,229
Accrued expenses	24,409	90	d	24,499
Deferred revenues	80,824	(538)	c	80,284
Deferred rent	807	—		807
Deferred tax liabilities	17	—		17
Capital lease obligations	8,020	—		8,020
Total current liabilities	121,306	(448)		120,856
Deferred rent, long-term	10,096	—		10,096
Deferred revenue, long-term	1,715	—		1,715
Deferred tax liabilities, long-term	130	—		130
Capital lease obligations, long-term	6,478	—		6,478
Other long-term liabilities	1,117	—		1,117
Total liabilities	140,842	(448)		140,392
Commitments and contingencies
Stockholders’ equity:
Common stock	36	—		36
Additional paid-in capital	274,622	2	g	274,686
Accumulated other comprehensive income	1,825	—		1,825
Accumulated deficit	(80,840)	—		(80,840)
Total stockholders’ equity	195,643	2		195,707
Total liabilities and stockholders’ equity	$336,485	$(446)		$336,099

COMSCORE, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

	comScore, Inc.	ARS Business (h)		Pro Forma
Revenues	$255,193	$7,252		$247,941

Cost of revenues (excludes amortization of intangible assets resulting from acquisitions shown below)	86,379	2,181		84,198
Selling and marketing	91,849	2,566		89,283
Research and development	33,994	—		33,994
General and administrative	38,134	1,266		36,868
Amortization of intangible assets	9,289	444	i	8,845
Impairment of intangible assets	3,349	2,108		1,241

Total expenses from operations	262,994	8,565		254,429

Loss from operations	(7,801)	(1,313)		(6,488)
Interest and other (expense) income, net	(870)	1		(871)
Loss from foreign currency transactions	(744)	(13)		(731)

Loss before income tax provision	(9,415)	(1,325)		(8,090)
Income tax provision	(2,374)	(156)		(2,218)

Net loss	$(11,789)	$(1,481)		$(10,308)

Net loss per common share:
Basic	(0.35)			(0.30)
Diluted	(0.35)			(0.30)
Weighted-average number of shares used in per
share calculation - common stock:
Basic	33,244,798			33,244,798
Diluted	33,244,798			33,244,798

NOTES TO THE UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS OF
COMSCORE INC.

Note 1. Basis of Pro Forma Presentation
The unaudited pro forma consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in comScore’s Form 8-K prepared and filed in connection with the Disposition.
Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.
The following unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Disposition. The unaudited pro forma consolidated balance sheet at December 31, 2012 gives effect to the Disposition as if it had occurred on December 31, 2012. The unaudited pro forma consolidated balance sheet is derived from the audited historical financial statements of comScore at December 31, 2012. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 gives effect to the Disposition as if it had occurred on January 1, 2012. The unaudited pro forma consolidated statement of operations is derived from the audited historical financial statements of comScore as of and for the year ended December 31, 2012.
The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s consolidated financial position or consolidated results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the consolidated financial position or consolidated results of operations that may be obtained in the future.

Note 2. Pro Forma Adjustments
The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

(a)	Represents cash proceeds received from purchaser.

(b)	Represents future cash proceeds to be received in 2013. Amounts placed in escrow at closing.

(c)	Represents the net book value of assets sold and liabilities assumed.

(d)	Represents adviser fees associated with the transaction.

(e)
Represents the net book value of intangible assets sold of $1,667 offset by an estimate of the fair value of an intangible asset associated with the right to use certain intellectual property. The intangible asset will be amortized over its estimated useful life of 3 years.

(f)	Represents an estimate of the goodwill to be allocated to the Disposition based on relative fair value.

(g)	Represents the estimated gain on the Disposition.

(h)	Represents the results of operations of the ARS Business for the year ended December 31, 2012.

(i)
Represents removal of historical amortization expense of $838 related to intangible assets disposed offset by increased amortization expense of $394 associated with new intangible asset acquired in connection with the Disposition.